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                                                                  EXHIBIT 21.1

     The following is a list of all the subsidiaries of the Company:

         Baan International B.V.
         Baan Development B.V.
         Baan Software B.V.
         Baan Austria GmbH
         Baan (Schweiz) AG
         Baan Nederland B.V.
         Baan Belgium N.V.
         Baan France S.A.
         Baan Nordic AB
         Baan UK Ltd.
         Baan Deutschland GmbH
         Tech @ Spree Software Technologies GmbH
         TAS Tele-Anwender-Service GmbH
         Baan South Africa (Proprietary) Limited
         Baan U.S.A., Inc.
         Baan Canada, Inc.
         Baan Latin America, Inc.
         Baan Brasil Sistemas de Informatica Ltda.
         Baan Mexico, S.A. de C.V.
         Baan Mexico Servicios, S.A. de C.V.
         Baan Argentina Ltda.
         Baan Colombia Ltda.
         Baan Venezuela, S.A.
         Baan Info Systems India Pvt. Ltd.
         Baan Software India Pvt. Ltd.
         Baan Japan Co., Ltd.
         Baan (Malaysia) Sdn. Bhd.
         Baan Singapore Pte. Ltd.
         Baan Australia Pty. Ltd.
         Baan Iberica I.S., S.A.
         Baan Polska Sp. Z.o.o.
         Baan Italia S.r.1.
         Baan Chile Sistemas de Informatica Ltda.
         Baan China Limited
         Baan Peru, S.A.
         Berclain Group Inc.
           Berclain Canada Inc.
           Berclain USA Ltd.
           Berclain (Deutschland) GmbH
         Antalys, Inc.
         Green Software Acquisition Corporation